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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of St. Paul Bancorp, Inc. of our report dated January 14, 1998, except for Note BB, as to which the date is March 16, 1998, included in the 1997 Annual Report to Shareholders of St. Paul Bancorp, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-11890) pertaining to the St. Paul Federal Bank For Savings Profit Sharing and Savings Plan, the Registration Statement (Form S-8 No.
33- 60609) pertaining to the St. Paul Bancorp, Inc. 1995 Incentive Plan and the Registration Statement (Form S-8 No. 33-31195) pertaining to the St. Paul Bancorp, Inc. Employee Incentive Plan of our report dated January 14, 1998, except for Note BB, as to which the date is March 16, 1998, with respect to the consolidated financial statements of St. Paul Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                               Ernst & Young LLP

March 27, 1998
Chicago, Illinois